UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 WEST SAM HOUSTON PARKWAY, SUITE 300, HOUSTON, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

ITEM 1.01   Entry into a Material Definitive Agreement.

On October 7, 2024, U.S. Physical Therapy, Ltd. (“USPT Ltd.”), a wholly-owned subsidiary of U.S. Physical Therapy, Inc. (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with MSO Metro, LLC (“Metro”), the members of Metro, and Michael G. Mayrsohn, as Sellers’ Representative, pursuant to which the Company, through USPT Ltd., acquired a 50% interest in, and will become the managing member of, Metro.  Metro manages 50 outpatient clinics, the majority of which are in New York, with plans to further expand in New York and adjacent states. The Metro-managed clinics deliver physical, occupational and speech therapy and also provide physical therapy services to patients in their homes.  The Purchase Agreement includes customary representations, warranties, covenants and indemnification.  The Company expects the transactions contemplated by the Purchase Agreement to close on October 31, 2024, subject to customary closing conditions.
USPT Ltd. will acquire its 50% equity interest in Metro for a purchase price of approximately $76.5 million, $75 million of which will be funded by its cash on hand and the remaining $1.5 million through the issuance of shares of the Company’s common stock based on a trailing five-day average as of the closing.  The shares of the Company’s common stock will be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).   The Purchase Agreement also includes an earnout where the sellers can earn up to another $20.0 million of consideration if certain performance criteria relating to the Metro business are achieved.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

ITEM 3.02   Unregistered Sales of Equity Securities.
The disclosure under Item 1.01 of this Form 8-K relating to the issuance of shares of the Company’s common stock in connection with the transactions contemplated by the Purchase Agreement is incorporated by reference into this Item 3.02.

ITEM 7.01   Regulation FD Disclosure.
On October 7, 2024, the Company issued a press release announcing the execution of the Purchase Agreement referred to on this Form 8-K.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits
(d) Exhibits.
99.1	Registrant's Press Release dated October 7, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: October 7, 2024	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)